Exhibit 10.1

Execution Version

LOAN SERVICING AGREEMENT

THIS LOAN SERVICING AGREEMENT, dated as of May 5, 2025 (as amended, modified or supplemented from time to time, the “Agreement”) between Alter Domus (US) LLC (“AD” or “Servicer”), a Delaware limited liability company with its principal place of business located at 225 W. Washington Street, 9th Floor, Chicago, Illinois 60606, and LAGO Evergreen Credit (“Lender” or “Client”), Delaware limited liability company with its principal place of business located at 10 S. Wacker Drive, Suite 3540, Chicago, Illinois 60606.

WHEREAS, the Lender desires to appoint the Servicer to perform such duties as consistent with the terms of this Agreement;

WHEREAS, the Servicer has the capacity to provide the services required hereby and is willing to perform such services for the Lender on the terms set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants contained herein, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

1. Definitions.

“Borrower(s)”—shall mean any borrower under a Loan.

“Business Day”—means a day other than a Saturday, Sunday or other day on which commercial banks in Chicago, Illinois, or any other city where the Servicer has offices are authorized or required by law to close.

“Fee Agreement”—means the fees as set forth in Exhibit D attached hereto.

“Loan(s)”—shall mean all loans underwritten by Lender and serviced by Servicer as part of this Agreement.

2. Duties of the Servicer. Unless the Servicer receives contrary instructions from an authorized representative of the Lender (as set forth in Exhibit C), the Servicer shall:

(a) Perform the duties and services as set forth in Exhibit A; and

(b) Provide or make available certain reports to Lender, as set forth in Exhibit B.

3. Duties of Lender. The Lender shall retain the duties and activities related to the ongoing servicing of the Loans as set forth in this Section 3, below. Unless otherwise agreed to in writing by the Lender and the Servicer, the Servicer shall have no obligation to provide such services.

(a) Provide information and documents for each Loan to the Servicer as needed, including, if applicable, (i) providing Servicer access to view bank account activity for the Loans or otherwise notify Servicer of payment or disbursement activity as needed, and (ii) providing the necessary Borrower authorization and other relevant documents to allow Lender and Servicer the right to provide the Credit Services detailed on Exhibit A. Lender hereby agrees that Servicer will only be able to provide the Services as set forth in Exhibit A and B if Lender has provided the requisite information to Servicer for each Loan.

(b) Collection of past due loans and related direct communication with Borrowers.

(c) Collateral release services with respect to the Loans.

(d) Communication with Borrowers regarding loan terms, modifications, and other inquiries other than those with respect to billing and posting of loan payments.

4. Records. All books, files, and records of the Servicer relating to the Loans shall be open, upon reasonable notice (which shall be no less than two Business Days) from the Lender to the Servicer, for inspection, examination and audit during normal business hours at its offices in Indianapolis, Indiana by the Lender or its agents.

5. Notices. If the Servicer or Lender shall receive any notices or other communications material to the conduct of the obligations of the parties under this Agreement related to the Loans, the Servicer or Lender, as the case may be, shall as soon as practicable transmit to or notify the other party of the receipt of such notices or other communications.

6. Compensation. The Lender agrees to pay, and the Servicer shall be entitled to receive, as compensation for the performance of services and duties hereunder, the fees as set forth in Exhibit D. Servicer shall be entitled to increase such fees on an annual basis, and upon written notice to the Lender of the same; provided, however, such increase shall not exceed 5% of the then current fee schedule. The Lender shall also reimburse Servicer for Servicer’s out-of-pocket or incidental expenses in connection with the performance of this Agreement, including (but without limitation) legal fees, which any amounts over $1,000 shall be approved in advance by the Lender. Lender shall be invoiced on a monthly basis. Any fees or expense invoiced to the Lender shall be due within 15 days of the invoice date. The provisions and obligations of Section 6 with respect to any accrued but unpaid fees or expenses of the Servicer shall survive the termination of this Agreement.

7. Limitation of Responsibility of the Servicer.

(a) The Servicer shall be responsible for the performance of only such duties as are set forth herein or contained in instructions given to the Servicer by the Lender, which are within the scope of its duties and not contrary to the provisions of this agreement. The Servicer will use the highest level of care commensurate to Servicer’s industry with respect to carrying its obligations under this Agreement. Provided Servicer’s exercising may require a level of care, it shall incur no liability and acting upon and may conclusively rely upon any signature, notice, instruction, request, document, filing, certificate or other instruments which had the right to reasonably believed by it to be genuine and reasonably believed by it to be signed by the proper party or parties. Neither the Servicer nor its affiliates, directors, members agents or employees (together, “Representatives”) will be liable to the Lender or any other person, including the Borrowers of the Lender, except by reason of acts or omissions by the Servicer or its Representatives constituting gross negligence, criminal conduct, fraud, bad faith, willful misfeasance, or reckless disregard of its duties hereunder. The Servicer shall have no liability for any loss, damage or expense arising from the performance of the Servicer’s duties hereunder by reason of the Servicer’s reliance upon records that were maintained for the Lender by entities other than the Servicer prior to the Servicer’s engagement under this Agreement. Notwithstanding anything in this Agreement, in no event shall the Servicer be liable for special, indirect or consequential damage of any kind whatsoever, except for violation of this Agreement’s Section 18 confidentiality provisions, violations of any law such as privacy requirements, and any indemnification obligations arising from third party claims.

(b) Notwithstanding anything set forth herein, in no event shall the Servicer be liable for payment from its own funds for (i) any taxes on or by reference to any property, including taxes on the loans or underlying collateral, or payments thereon or (ii) any alleged duty to make advances or (iii) any amount paid or to be paid by or for the Lender or its Borrowers.

(c) The Lender shall, and hereby agrees to, indemnify, defend and hold harmless the Servicer and its Representatives for any and all losses, damages, liabilities, demands, charges, costs, expenses (including the reasonable fees and expense of counsel and other experts) and claims of any nature in respect of, or arising from any acts or omissions performed or omitted by the Servicer or its Representatives pursuant to or in connection with the terms of Agreement or in the performance or observance of its duties or obligations hereunder; provided such acts or omissions are in good faith and without willful misconduct, gross negligence, or reckless disregard of its duties under this Agreement.

(d) Subject to the exercise of the standard of care set forth in (a) above, the Servicer shall have no liability for any loss occasioned by delay in the actual receipt of notice by the Servicer of any payment, redemption or other transaction regarding the Loans in respect of which the Servicer has agreed to take action as provided in Section 2.

(e) The Servicer shall, and hereby agrees to indemnify, defend and hold harmless the Lender and its Representatives from any and all losses, damages, liabilities, demands, charges, costs, expenses (including the reasonable fees and expense of counsel and other experts) and claims of any nature in respect of, or arising from Servicer’s or its Representatives’ gross negligence, bad faith, fraud, willful misconduct, or reckless disregard of its duties under this Agreement.

(f) In connection with the aforesaid indemnification provisions, upon reasonable prior notice, any indemnified party will afford to the applicable indemnifying party the right, in its sole discretion and at its sole expense, to assume the defense of any claim, including, but not limited to, the right to designate counsel and to control all negotiations, litigation, arbitration, compromises and appeals of such claim; provided, that if the indemnifying party assumes the defense of such claim, it shall not be liable for any fees and expenses of counsel for any indemnified party incurred thereafter in connection with such claim except that if such indemnified party reasonably determines that counsel designated by the indemnifying party has a conflict of interest, such indemnifying party shall pay the reasonable fees and disbursement of one counsel (in addition to any local counsel) separated from its own counsel for all indemnified parties in conjunction with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances; and provided, further, that prior to entering into any final settlement or compromise, such indemnifying person shall seek the consent of the indemnified party and use its best efforts in light of the then prevailing circumstances (including, without limitation, any express or implied time constraint on any pending settlement offer) to obtain the consent of such indemnified party as to the terms of the settlement or compromise. If any indemnified party does not consent to the settlement or compromise within a reasonable time under the circumstances, the indemnifying shall not thereafter be obligated to indemnify the indemnified party for any amount in excess of such proposed settlement or compromise.

(g) Servicer shall establish and maintain, in accordance with industry standards, at all times the highest level of security necessary to safeguard the records, data, files and reports of the lender and its Borrowers. Servicer’s servicing system shall provide for internal controls and multi-level user security for users serving in various functions. Annually, Servicer shall engage an outside auditing firm to audit and evaluate its critical operational controls around its systems and data security access and procedures (“SSAE 18 SOC I Type II”). Servicer shall make a copy of such report available to Lender promptly following request therefor.

(h) During the term of this Agreement, Servicer shall maintain reasonable insurance coverage similar to that of other similarly sized servicers. Annually, upon the request of the Lender or at such time as an insurance policy is changed or added, Servicer shall provide a certificate of insurance to Lender detailing the Servicer’s insurance coverage. The costs of such insurance shall be borne by Servicer. Insurance shall be issued by insurers and in a form consistent with accepted servicing practices. Servicer shall use its best efforts to immediately inform Lender of any notice of cancellation or nonrenewal of such insurance.

The provisions of Section 7 shall survive the termination of this Agreement.

8. Termination.

(a) This Agreement may be terminated without cause by any party hereto upon not less than ninety (90) days prior written notice.

(b) At the option of either the Lender or Servicer, this Agreement shall be terminated upon ten (10) days written notice of termination from such party if any of the following events shall occur:

(i) Either party shall default in the performance of any of its material duties under this Agreement and, after notice of such default, shall not cure such default within thirty (30) days (or, if such default cannot be cured in such time, shall not give within thirty (30) days such assurance of cure as shall be reasonably satisfactory to the other party);

(ii) Either party is dissolved (other than pursuant to a consolidation, amalgamation or merger) or has a resolution passed for its winding-up or liquidation (other than pursuant to a consolidation, amalgamation or merger); or

(iii) Either party commences a voluntary case for bankruptcy, insolvency or other similar law or a court having jurisdiction in the premises shall enter a decree or order for relief, and such decree or order shall not have been vacated within sixty (60) days, in respect of a Party hereto in any involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or appoint a receiver, liquidator, assignee, trustee, custodian, sequestrator or similar official for such party or any substantial part of its property or order the winding-up or liquidation of its affairs;

Each party agrees that if any of the events specified in clauses (ii), or (iii) of this Section 8(b) shall occur, it shall give written notice thereof to the other party within five (5) Business Days after the occurrence of such event.

(c) Notwithstanding the foregoing, the Servicer may resign from its duties hereunder upon at least thirty (30) days prior written notice of termination upon the occurrence of any of the following events and the failure to cure the event within such thirty (30) day notice period: (i) failure of the Lender to pay any of the amounts specified in Section 6 hereof or (ii) failure of the Lender to provide any indemnity payment or expense reimbursement to the Servicer required under Section 7 hereof within thirty (30) days of the receipt by the Lender of a written request for such payment or reimbursement.

(d) Upon termination by either party, for any cause or no cause, Servicer shall provide access to Lender’s information for a reasonable period to transfer information to Lender or Lender’s agents. Furthermore, Servicer will cooperate by providing data files to Lender or its agents in the most practical and efficient method and containing all of Lender’s data. This obligation will survive the termination of the Agreement.

9. Amendments. This Agreement may not be amended, modified or terminated (except as otherwise expressly provided herein) except by the Servicer and the Lender in writing.

10. Notices. All notices, requests, reports, directions, instructions, and other communications permitted or required hereunder shall be in writing or delivered electronically as follows:

(a) if to the Servicer, to:

Alter Domus (US) LLC

225 W. Washington St., 9th Floor

Chicago, Illinois 60606

Attention: Legal Department

Facsimile: 312-376-0751

via Email to: legal@alterdomus.com

(b) if to the Lender, to:

LAGO Evergreen Credit

10 S. Wacker Drive, Suite 3540

Chicago, Illinois 60606

Attention: Todd Knudsen

via email to: tknudsen@bipcapital.com

11. Successors and Assigns. This agreement shall inure to the benefit of, and be binding upon, the successors and the assigns of the Servicer. This Agreement may not be assigned by the Servicer unless such assignment is previously consented to in writing by the Lender. An assignment with such consent, if accepted by the assignee, shall bind the assignee hereunder to the performance of any duties or obligations of the Servicer hereunder. Any organization or entity into which the Servicer may be merged or converted or with which it may be consolidated, any organization or entity resulting from any merger, conversion or consolidation to which the Servicer shall be a party and any organization or entity succeeding to all or substantially all of the business of the Servicer shall be the successor Servicer hereunder without the execution or filing or any paper or any further act of any of the parties hereto.

12. Representation and Warranties.

(a) The Lender hereby represents and warrants to the Servicer that:

(i) the engagement of the Servicer and the allocations of fees, expenses and other charges herein provided, is not prohibited by law or any governing documents or contracts to which it is subject;

(ii) the terms of this Agreement do not violate any obligation by which it is bound, whether arising by contract, operation of law or otherwise;

(iii) this Agreement has been duly authorized by appropriate action and when executed and delivered will be binding upon it in accordance with its terms;

(iv) it will deliver to the Servicer a duly executed Secretary’s Certificate or other such evidence of such authorization as the Servicer may reasonably require, whether by way of a certified resolution or otherwise; and

(v) it will deliver to the Servicer its Articles of Organization or other such document evidencing its formation, bylaws or operating agreement, a W-9, and Letter of Good Standing or such other evidence of identity as the Servicer may reasonably require.

(b) The Servicer hereby represents and warrants to the Lender that:

(i) it is a limited liability company, duly formed, validly existing and in good standing under the laws of the State of Delaware;

(ii) the terms of this Agreement do not violate any obligation by which it is bound, whether arising by contract, operation of law or otherwise;

(iii) this Agreement has been duly authorized by appropriate action and when executed and delivered will be binding upon it in accordance with its terms; and

(iv) it will deliver to the Lender such evidence of such authorization as the Lender may reasonably require, whether by way of certified resolutions or otherwise.

13. Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF ILLINOIS.

14. Force Majeure.

(a) Neither party hereto (each a “Party” and collectively the “Parties”) shall be in breach or default of its obligations under this Agreement to the extent that delay or failure in its performance is caused by an act of God, fire, flood, severe weather conditions, utilities or telecommunications failures, materials shortage, unavailability of transportation, government ordinance, laws, regulations or restrictions, events of war or civil disorder or any other cause beyond the reasonable control of that Party. However, nothing in this Section 14 shall relieve any Party from its obligations to make payments to the other Party as provided in this Agreement.

(b) If a Party anticipates any excusable delay or failure under Section 14(a), it shall promptly notify the other Party of the anticipated delay or failure, the anticipated effect of that delay or failure and any actions that are being or are to be taken to alleviate or overcome the cause of the delay or failure.

(c) If a Party is claiming an excusable delay or failure under Section 14(a), it shall use commercially reasonable efforts to alleviate or overcome the cause of the delay or failure as soon as possible.

15. Headings. The section headings hereof have been inserted for convenience of reference only and shall not be construed to affect the meaning, construction or effect of this Agreement.

16. Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be an original and all of which taken together shall constitute but one and the same agreement. Facsimile and electronic signatures of this Agreement by either or both of the parties shall have the effect of original signatures.

17. Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof and such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

18. Confidentiality. The parties hereto agree that each shall treat confidentially the terms and conditions of this Agreement and all information provided by each party to the other regarding its business and operations. All confidential information provided by a party hereto shall be used by any other party hereto solely for the purpose of rendering services pursuant to this Agreement and, except as may be required in carrying out this Agreement, shall not be disclosed to any third party without the prior consent of such providing party, except if such confidential information is required to be disclosed by applicable law, regulation, legal or judicial process then the disclosing party shall make reasonable efforts to notify the providing party prior to the disclosure so the providing party may obtain a protective order. The foregoing shall not be applicable to any information that is publicly available when provided or thereafter becomes publicly available other than through a breach of this Agreement, or that is required or requested to be disclosed by any bank or other regulatory examiner of the Servicer, Lender, or any auditor of the parties hereto, by judicial or administrative process or otherwise by applicable law or regulation. The provisions of this Section 18 shall survive the termination of this Agreement.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered as of the date and year first above written.

LAGO EVERGREEN CREDIT as Lender

By:	/s/ Todd Knudsen
Name:	Todd Knudsen
Title:	CFO

ALTER DOMUS (US) LLC, as Servicer

By:	/s/ Matthew Trybula
Name:	Matthew Trybula
Title:	Associate Counsel

EXHIBIT B

Overall Reporting Requirements – AD can provide the following reports, which shall be confirmed through conversations with Lender personnel:

PERIODIC REPORTING SORTS & DISTRIBUTION LISTS [to be agreed upon]

a.	Trial Balances Reports (Accrual and Non-Accrual)

b.	Delinquency Reports

c.	Zero Balance Report

d.	New Loan Report

e.	Maturing Note with 2 year Projection

f.	Remittance Summary Report (if applicable)

g.	Loan History (Transcript) Report (upon request)

h.	Other agreed upon Loan portfolio status reports

Reports will be emailed on the desired date to established distribution lists, and/or made available through CRUSHFTP.

Exhibit B-1